UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Kronos Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 So. El Camino Real, Suite 300 San Mateo, California 94402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 781-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2021, Kronos Bio, Inc. (the “Company”) entered into an amendment (the “Lease Amendment”) to its Office Lease dated July 19, 2018 (as amended, the “Lease”) with MPVCA San Mateo LLC (as successor-in-interest to DWF IV 1300 S El Camino, LLC). Under the Lease, the Company currently leases approximately 8,075 square feet of office space in a building located at 1300 South El Camino Real, San Mateo, California 94402. Pursuant to the Lease Amendment, the Company will relocate to an area in the same building consisting of 17,340 square feet of office space (the “New Premises”), which is targeted to occur on or about July 1, 2021 (the “New Premises Commencement Date”). Pursuant to the Lease Amendment, the expiration date of the Lease will be extended from April 30, 2025 to the last day of the 60th calendar month following the New Premises Commencement Date or August 31, 2026, if earlier. Commencing on the New Premises Commencement Date, the Company’s annual rent payment obligations under the Lease will initially be approximately $1.2 million, subject to a 3% increase annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer

Dated: February 10, 2021